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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


     Unisys Corporation, the registrant, a Delaware company, has no parent. The registrant owns directly or indirectly all the voting securities of the following subsidiaries:

                                                  State
                                                or Other
                                               Jurisdiction
                                                Under the
                                               Laws of Which
          Name of Company                       Organized
          ---------------                      ---------------

          Unisys Canada, Inc.                 Canada
          Unisys Australia Limited            Michigan
          Unisys New Zealand Limited          New Zealand
          Unisys Espana S.A.                  Spain
          Unisys (Schweiz) A.G.               Switzerland
          Unisys Osterreich Ges.m.b.H.        Austria
          Unisys Belgium                      Belgium
          Unisys Deutschland G.m.b.H.         Germany
          Unisys Sudamericana S.A.            Argentina
          Unisys Electronica Ltda.            Brazil
          Datamec, S.A.                       Brazil
          Unisys France                       France
          Unisys Italia S.p.A.                Italy
          Unisys Limited                      England
          Unisys Nederland N.V.               Netherlands
          Unisys de Mexico, S.A. de C.V.      Mexico
          Unisys Korea Limited                Korea
          Unisys South Africa, Inc.           Delaware
          Unisys de Colombia, S.A.            Delaware
          Unisys World Trade, Inc.            Delaware


     The names of certain subsidiaries are omitted from the above list. These subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.